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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 15, 2006
                Date of Report (Date of earliest event reported)

                                  Salton, Inc.
             (Exact name of registrant as specified in its charter)

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
          Delaware                       0-19557                  36-3777824
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)
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                1955 W. Field Court, Lake Forest, Illinois 60045
               (Address of principal executive offices) (Zip Code)

                                 (847) 803-4600
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 15, 2006, we entered into a ninth amendment to, and waiver under, our senior secured credit facility with Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the senior lenders, and Silver Point Finance, LLC, as the co-agent, syndication agent, documentation agent, arranger and book runner.

     The ninth amendment, among other things: (1) provides for an additional overadvance amount of $26.25 million; (2) eliminates the fixed charge coverage ratio and minimum EBITDA covenants through and including March 2007 and revises such covenants thereafter; (3) adds a monthly cash flow covenant through March 2007; (4) provides that the combined outstanding amount of the existing overadvance of up to $16.2 million plus the additional overadvance of up to $26.25 million must be reduced to a maximum of $23.0 million by the end of March 2007; (5) excludes from EBITDA up to $6 million of losses or sale of excess inventory between August 15, 2006 and December 31, 2006; (6) increases the interest rate by 50 basis points; and (7) extends to September 15, 2006 the date by which the Company must deliver an executed landlord waiver for a warehouse located in Redlands, California.

     A copy of the ninth amendment and waiver to our senior secured credit facility dated as of August 15, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     Under the terms of the Company's second lien credit agreement with The Bank of New York, the waivers and amendments to covenants and events of default contained in the ninth amendment and waiver referred to above are deemed to be waivers and amendments to the parallel covenants and events of default contained in the second lien credit agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     As partial consideration for the ninth amendment, the Company issued a warrant to purchase 719,320 shares of common stock of the Company at an exercise price of $2.12 per share. The warrant may be exercised any time before the later of December 31, 2007 and the Stated Termination Date (as defined in the senior secured credit facility). The Company granted registration rights with respect to the shares issuable upon exercise of the warrant.

     A copy of the warrant dated August 15, 2006 is attached hereto as Exhibit
99.2 and is incorporated by reference herein.

     The foregoing warrant issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          99.1 Ninth Amendment to, and Waiver Under, Amended and Restated Credit Agreement dated as of August 15, 2006 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton's subsidiaries identified on the signature pages thereof as Borrowers and each of Salton's Subsidiaries identified on the signature pages thereof as Guarantors.

          99.2 Common Stock Purchase Warrant dated August 15, 2006 issued in favor of SPCP Group, LLC.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006

                                        SALTON, INC.


                                        /s/ WILLIAM B. RUE
                                        ----------------------------------------
                                        William B. Rue
                                        President and Chief Operating Officer
                                        and Director

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                                  EXHIBIT INDEX

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EXHIBIT
  NO.                                   DESCRIPTION
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
99.1 Ninth Amendment to, and Waiver Under, Amended and Restated Credit Agreement dated as of August 15, 2006 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton's subsidiaries identified on the signature pages thereof as Borrowers and each of Salton's Subsidiaries identified on the signature pages thereof as Guarantors.

99.2 Common Stock Purchase Warrant dated August 15, 2006 issued in favor of SPCP Group, LLC.
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